UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On March 28, 2016, David Ide, the Company’s Interim Chief Executive Officer, informed the Board of Directors of GlyEco, Inc. (the “Company”) of his intention to not extend his tenure as Interim Chief Executive Officer beyond the expiration of his Consulting Agreement on April 30, 2016. Mr. Ide will continue to serve as a member of the Board of Directors and as Chairman of the Board of Director’s Executive Committee.

Appointment of Certain Officers

On March 28, 2016, the Board of Directors of the Company appointed Grant Sahag to be the Company’s Chief Executive Officer, effective May 1, 2016.

Mr. Sahag, 31, was appointed as President on February 12, 2016. Prior to being named as President, Mr. Sahag served as Executive Vice President and Chief Information Officer of the Company. Prior to being named as Executive Vice President and Chief Information Officer, Mr. Sahag served as Senior VP Business Development and VP International Development. Before joining the Company, Mr. Sahag was a business attorney who specialized in providing strategic business development advice to emerging growth companies. Mr. Sahag managed a practice that focused in the areas of business formation, corporate governance, mergers and acquisitions, intellectual property, strategic partnerships, and international development. Mr. Sahag's past clients included technology start-ups, retailers, U.S. and international universities, school districts, non-profit charities, and professional athletes. Mr. Sahag has lead several international initiatives, including the expansion of retail franchises into Mexico, the development of a legal practice in Asia, and supply-chain logistics strategy for a non-profit in Africa. Mr. Sahag received a Juris Doctor from Arizona State University, specializing in business law, and a B.S. in Business Administration from the University of Arizona. Mr. Sahag is President and Chairman of the non-profit charity Success Through Sports.

There are no arrangements or understandings between Mr. Sahag and any other persons pursuant to which he was selected as Chief Executive Officer. There is no family relationship between Mr. Sahag and any of the Company’s directors and officers, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

The Company and Mr. Sahag plan to enter into an amendment to his Employment Agreement reflecting his appointment as Chief Executive Officer. Terms of this amendment will be disclosed upon execution.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: April 1, 2016	By:	/s/ Ian Rhodes
Ian Rhodes Chief Financial Officer (Principal Financial Officer)